UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-19756	94-3023969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 6, 2014, PDL BioPharma, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with RBC Capital Markets, LLC and Wells Fargo Securities, LLC as representatives of several underwriters (collectively, the Underwriters), relating to the issuance and sale of $260,870,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2018 (or $300,000,000 if the Underwriters exercise their overallotment option in full) (the Notes). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for up to 12 days after the closing of the offering, to purchase up to an additional $39,130,000 principal amount of the Notes solely to cover over-allotments, if any. On February 7, 2014, the Underwriters exercised their overallotment option to purchase the additional Notes in full.

The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-189536), which became effective on June 21, 2013, as supplemented by the preliminary prospectus supplement filed with the Securities and Exchange Commission (the Commission) on February 5, 2014, and the prospectus supplement filed with the Commission on February 10, 2014.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this Current Report and incorporated herein by reference.

Indenture

On February 12, 2014, the Company closed its previously announced public offering of the Notes. In connection with the issuance of the Notes, the Company entered into an indenture (the Base Indenture) with The Bank of New York Mellon Trust Company, N.A., as trustee (the Trustee), as supplemented by a supplemental indenture thereto, between the same parties (the Supplemental Indenture, and together with the Base Indenture, the Indenture).

The terms of the Notes are governed by the Indenture. The Notes bear interest at a rate of 4.00% per annum on the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2014, to holders of record at the close of business on the preceding January 15 and July 15, respectively. The Notes will mature on August 1, 2018, unless earlier repurchased or converted. The Company may not redeem the Notes prior to their stated maturity date.

The Notes are senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness. The Notes will be senior in right of payment to any existing or future indebtedness which is subordinated by its terms. The Notes are structurally subordinated to all liabilities of the Company’s subsidiaries and are effectively junior to the secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding August 1, 2017, in multiples of $1,000 principal amount, under the following circumstances:

•	during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending June 30, 2014, if the last reported sale price of Company common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price for the Notes on each applicable trading day;

•	during the five business-day period immediately after any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Company common stock and the conversion rate for the Notes for each such trading day; or

•	upon the occurrence of specified corporate events as described in the Indenture.

In addition, holders may convert their Notes at their option at any time beginning on August 1, 2017, and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.

The initial conversion rate for the Notes is 109.1048 shares of Company common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $9.17 per share of common stock, subject to adjustments upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will be required to pay cash and, if applicable, deliver shares of Company common stock as described in the Indenture.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase the Notes at a purchase price of 100% of the principal amount of the Notes, plus any accrued and unpaid interest, if any, to but not including, the fundamental change repurchase date.

The events of default, which may result in the acceleration of the maturity of the Notes, include default by the Company in the payment of principal of the Notes, default by the Company in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to perform certain of its agreements required under the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture, failure by the Company to pay the repurchase price of any Note when due upon a fundamental change, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture, failure by the Company to provide timely notice of a fundamental change or specified corporate transaction, if required, and such failure continues for

5 business days after notice of such failure is given, failure by the Company to comply with its obligations in respect of certain merger transactions, failure by the Company to timely discharge certain other indebtedness, entry of certain judgments against the Company which are not paid, discharged or stayed within 30 days, and certain events of bankruptcy or insolvency involving the Company.

If an event of default, other than an event of default involving bankruptcy or insolvency of the Company, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will consist exclusively of the right of the holders of the Notes to receive additional interest on the Notes.

The foregoing description of the Base Indenture, the Supplemental Indenture and related form of note are qualified by reference to the to the complete text of such documents, which are attached to this Current Report as Exhibits 4.1, 4.2 and 4.3, respectively. The Base Indenture and Supplemental Indenture are incorporated herein by reference.

Convertible Note Hedge Transactions

On February 6 and 7, 2014, in connection with the pricing of the offering of the Notes and the exercise of the overallotment option provided in the Underwriting Agreement, respectively, the Company entered into privately negotiated convertible note hedge transactions with respect to its common stock with each of Royal Bank of Canada and Wells Fargo Bank, National Association, affiliates of certain of the Underwriters (the Option Counterparties).

The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes, the number of shares of the Company’s common stock that will initially underlie the Notes. The convertible note hedge transactions are intended generally to reduce the potential dilution to the Company’s outstanding common stock upon conversion of the Notes in the event that the market price per share of the common stock is greater than the strike price of the convertible note hedge transactions.

Warrant Transactions

On February 6 and 7, 2014, in connection with the pricing of the offering of the Notes and the exercise of the overallotment option provided in the Underwriting Agreement, respectively, the Company also entered into privately negotiated warrant transactions with the Option Counterparties, whereby the Company sold to the Option Counterparties warrants to purchase, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the Notes at a strike price of $10.3610 per share, also subject to adjustment, which represents a premium of approximately 30% over the last reported sale price of the Company’s common stock of $7.97 on February 6, 2014. The warrant transactions could have a dilutive effect to the extent that the market price of the Company’s common stock exceeds the applicable strike price of the warrants. The warrants were sold in private placements to the Option Counterparties pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Indenture in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth under the heading Warrant Transactions of this Current Report is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On February 12, 2014, the Company issued a press release announcing the closing of an offering of $300 million of its 4.00% Convertible Senior Notes due February 1, 2018. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement among the Company and RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as Representatives to the Underwriters, dated February 6, 2014.

4.1	Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated February 12, 2014.

4.2	Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated February 12, 2014.

4.3	Form of 4.00% Convertible Senior Note due 2018 (incorporated by reference to Exhibit 4.2 hereto)

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated February 12, 2014.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of exhibit 5.1).

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: February 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among the Company and RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as Representatives to the Underwriters, dated February 6, 2014.

4.1	Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated February 12, 2014.

4.2	Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated February 12, 2014.

4.3	Form of 4.00% Convertible Senior Note due 2018 (incorporated by reference to Exhibit 4.2 hereto)

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated February 12, 2014.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of exhibit 5.1).

99.1	Press Release.